Exhibit 99.1

KIDPIK Reports Third Quarter 2023 Financial Results

NEW YORK November 14, 2023 —Kidpik Corp. (“KIDPIK” or the “Company”), an online clothing subscription-based e-commerce company, today reported its financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Highlights:

●	Revenue, net: was $3.4 million, a year over year decrease of 6.7%
●	Gross margin: was 61.1%, a year over year increase of 80 basis points from 60.3% in the third quarter of 2022
●	Shipped items: were 292,000 items, compared to 358,000 shipped items in the third quarter of 2022
●	Average shipment keep rate: increased to 82.6%, compared to 68.5% in the third quarter of 2022
●	Net Loss: was $1.9 million or $0.24 per share, compared to a net loss of $2.4 million or a loss of $0.32 per share in the third quarter of 2022
●	Adjusted EBITDA: was a loss of $1.6 million (see “Non-GAAP Financial Measures”, below)

“During the 3rd quarter, we continued to execute our plan to reduce inventory levels while maintaining our gross margin of about 61%. Our 3rd quarter results were, for the most part, consistent with our 2nd quarter earnings,” commented Ezra Dabah, CEO of Kidpik.

“We have substantially reduced purchases on new inventory and are focused on increasing sales from our current elevated inventory level, which we believe will support our cash flow needs in the short term. We are also working to increase our proprietary brand sales through our own e-commerce site, and invite you all to visit our newly launched holiday website at shop.kidpik.com,” concluded Dabah.

As a result of the difficult economic environment in which consumers are pulling back on spending on non-essential items, including clothing, as well as increases in the Company’s cost to acquire customers, due to changes in the use of “cookie” tracking technologies, the Company is currently working to reduce expenses and overhead, sell off inventory, and workforce reduction. Additionally, the Company plans to initiate a formal review process to evaluate strategic alternatives for the Company. The Board of Directors and management team are committed to acting in the best interests of the Company, its stockholders and its stakeholders. Transactions which may be undertaken by the Company, may include, but are not limited to, business combinations, liquidations of assets and/or a sale of the Company or its assets. There is no deadline or definitive timetable set for completion of the strategic alternatives review process and there can be no assurance that this process will result in the Company pursuing a transaction or any other strategic outcome.

The Company does not intend to make any further public comment regarding the review of strategic alternatives until it has been completed or the Company determines that a disclosure is required by law or otherwise deemed appropriate.

Kidpik Corp.

Condensed Interim Statements of Operations

(Unaudited)

	For the 13 weeks ended		For the 39 weeks ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Revenues, net	$3,389,183	$3,633,467	$10,867,580	$11,734,132

Cost of goods sold	1,317,684	1,442,258	4,309,473	4,649,552

Gross profit	2,071,499	2,191,209	6,558,107	7,084,580

Operating expenses
Shipping and handling	1,032,678	1,042,186	3,171,634	3,133,411
Payroll and related costs	991,044	1,191,515	3,196,280	4,137,495
General and administrative	1,939,108	2,366,283	5,988,543	5,850,066
Depreciation and amortization	12,503	7,670	35,616	19,989
Total operating expenses	3,975,333	4,607,654	12,392,073	13,140,961
Operating loss	(1,903,834)	(2,416,445)	(5,833,966)	(6,056,381)
Other expenses (income)
Interest expense	22,117	21,885	71,722	51,485
Other income	-	-	-	(286,795)
Total other expense (income)	22,117	21,885	71,722	(235,310)

Net loss	$(1,925,951)	$(2,438,330)	$(5,905,688)	$(5,821,071)

Net loss per share attributable to common stockholders:
Basic	(0.24)	(0.32)	(0.76)	(0.76)
Diluted	(0.24)	(0.32)	(0.76)	(0.76)

Weighted average common shares outstanding:
Basic	8,022,268	7,688,194	7,813,886	7,653,790
Diluted	8,022,268	7,688,194	7,813,886	7,653,790

Kidpik Corp.

Condensed Interim Balance Sheets

	September 30, 2023	December 31, 2022
	(Unaudited)	(Audited)
Assets
Current assets
Cash	$55,687	$600,595
Restricted cash	4,618	4,618
Accounts receivable	147,499	336,468
Inventory	8,754,629	12,625,948
Prepaid expenses and other current assets	721,011	1,043,095
Total current assets	9,683,444	14,610,724

Leasehold improvements and equipment, net	109,639	67,957
Operating lease right-of-use assets	1,066,825	1,469,665
Total assets	$10,859,908	$16,148,346

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$1,930,858	$2,153,389
Accounts payable, related party	1,709,708	1,107,665
Accrued expenses and other current liabilities	365,650	587,112
Operating lease liabilities, current	273,840	438,957
Short-term debt, related party	850,000	2,050,000
Total current liabilities	5,130,056	6,337,123

Operating lease liabilities, net of current portion	853,261	1,061,469

Total liabilities	5,983,317	7,398,592

Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $0.001, 25,000,000 shares authorized, of which no shares are issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	-	-
Common stock, par value $0.001, 75,000,000 shares authorized, of which 9,362,166 shares are issued and outstanding as of September 30, 2023, and 7,688,194 shares issued and outstanding on December 31, 2022	9,362	7,688
Additional paid-in capital	52,307,362	50,276,511
Accumulated deficit	(47,440,133)	(41,534,445)
Total stockholders’ equity	4,876,591	8,749,754
Total liabilities and stockholders’ equity	$10,859,908	$16,148,346

Kidpik Corp.

Condensed Interim Statements of Cash Flows

(Unaudited)

	39 Weeks Ended
	September 30, 2023	October 1, 2022
Cash flows from operating activities

Net loss	$(5,905,688)	$(5,821,071)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	35,616	19,989
Equity-based compensation	838,972	1,355,068
Bad debt expense	236,200	456,388
Changes in operating assets and liabilities:
Accounts receivable	(47,231)	(343,455)
Inventory	3,871,319	(2,674,680)
Prepaid expenses and other current assets	322,084	680,359
Operating lease right-of-use assets and liabilities	29,515	15,599
Accounts payable	(222,532)	(503,167)
Accounts payable, related parties	602,044	65,944
Accrued expenses and other current liabilities	(221,461)	(291,554)
Net cash used in operating activities	(461,162)	(7,040,580)

Cash flows from investing activities
Purchases of leasehold improvements and equipment	(77,299)	(42,903)
Net cash used in investing activities	(77,299)	(42,903)

Cash flows from financing activities
Cash used to settle net share equity awards	(6,447)	(33,692)
Net repayments from advance payable	-	(932,155)
Net repayments from loan payable	-	(150,000)
Net cash used in financing activities	(6,447)	(1,115,847)
Net decrease in cash and restricted cash	(544,908)	(8,199,330)

Cash and restricted cash, beginning of period	605,213	8,420,500
Cash and restricted cash, end of period	$60,305	$221,170

Reconciliation of cash and restricted cash:
Cash	$55,687	$216,552
Restricted cash	4,618	4,618
	$60,305	$221,170
Supplemental disclosure of cash flow data:
Interest paid	$2,315	$21,830
Supplemental disclosure of non-cash investing and financing activities:
Conversion of stockholder debt to equity	$1,200,000	-
Record right-of use asset and operating lease liabilities	$-	1,857,925

Revenue by Channel

	13 weeks ended September 30, 2023	13 weeks ended October 1, 2022	Change ($)	Change (%)
Revenue by channel
Subscription boxes	$2,427,615	$2,867,930	$(440,315)	(15.4)%
3rd party websites	491,851	468,835	23,016	4.9%
Online website sales	469,717	296,702	173,015	58.3%
Total revenue	$3,389,183	$3,633,467	$(244,284)	(6.7)%

	39 weeks ended September 30, 2023	39 weeks ended October 1, 2022	Change ($)	Change (%)
Revenue by channel
Subscription boxes	$8,006,725	$9,326,331	$(1,319,606)	(14.1)%
3rd party websites	1,355,062	1,577,412	(222,350)	(14.1)%
Online website sales	1,505,793	830,389	675,404	81.3%
Total revenue	$10,867,580	$11,734,132	$(866,552)	(7.4)%

Subscription Boxes Revenue

	13 weeks ended September 30, 2023	13 weeks ended October 1, 2022	Change ($)	Change (%)
Subscription boxes revenue from
Active subscriptions – recurring boxes	$1,971,223	$2,297,212	$(325,989)	(14.2)%
New subscriptions - first box	456,392	570,718	(114,326)	(20.0)%
Total subscription boxes revenue	$2,427,615	$2,867,930	$(440,315)	(15.4)%

	39 weeks ended September 30, 2023	39 weeks ended October 1, 2022	Change ($)	Change (%)
Subscription boxes revenue from
Active subscriptions – recurring boxes	$6,549,547	$8,084,104	$(1,534,557)	(19.0)%
New subscriptions - first box	1,457,178	1,242,227	214,951	17.3%
Total subscription boxes revenue	$8,006,725	$9,326,331	$(1,319,606)	(14.1)%

Revenue by Product Line

	13 weeks ended September 30, 2023	13 weeks ended October 1, 2022	Change ($)	Change (%)
Revenue by product line
Girls’ apparel	$2,599,762	$2,692,466	$(92,704)	(3.4)%
Boys’ apparel	642,051	758,733	(116,682)	(15.4)%
Toddlers’ apparel	147,370	182,268	(34,898)	(19.1)%
Total revenue	$3,389,183	$3,633,467	$(244,284)	(6.7)%

	39 weeks ended September 30, 2023	39 weeks ended October 1, 2022	Change ($)	Change (%)
Revenue by product line
Girls’ apparel	$8,284,482	$8,712,027	$(427,545)	(4.9)%
Boys’ apparel	2,070,147	2,448,178	(378,031)	(15.4)%
Toddlers’ apparel	512,951	573,927	(60,976)	(10.6)%
Total revenue	$10,867,580	$11,734,132	$(866,552)	(7.4)%

Balance Sheet and Cash Flow

●	Cash at the end of the third quarter totaled $0.06 million compared to $0.6 million as of December 31, 2022.
●	Net cash used in operating activities was $0.5 million at the end of the third quarter, compared to $7.0 million of cash used in operating activities in the third quarter of 2022.
●	As of September 30, 2023, we had $9.7 million in total current assets, $5.1 million in total current liabilities and working capital of $4.6 million.

RESULTS OF OPERATIONS

The Company’s revenue, net, is disaggregated based on the following categories:

	For the 13 weeks ended		For the 39 weeks ended
	September 30, 2023	October 2, 2022	September 30, 2023	October 2, 2022
Subscription boxes	$2,427,615	$2,867,930	$8,006,725	$9,326,331
3rd party websites	491,851	468,835	1,355,062	1,577,412
Online website sales	469,717	296,702	1,505,793	830,389
Total revenue	$3,389,183	$3,633,467	$10,867,580	$11,734,132

Gross Margin

	For the 13 weeks ended		For the 26 weeks ended
	September 30, 2023	October 2, 2022	September 30, 2023	October 2, 2022
Gross margin	61.1%	60.3%	60.3%	60.4%

Gross profit is equal to our net sales less cost of goods sold. Gross profit as a percentage of our net sales is referred to as gross margin. Cost of sales consists of the purchase price of merchandise sold to customers and includes import duties and other taxes, freight in, returns from customers, inventory write-offs, and other miscellaneous shrinkage.

Shipped Items

We define shipped items as the total number of items shipped in a given period to our customers through our active subscription, third party and online website sales.

	For the 13 weeks ended		For the 39 weeks ended
	(in thousands)		(in thousands)
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Shipped Items	292	358	923	1,083

Average Shipment Keep Rate

Average shipment keep rate is calculated as the total number of items kept by our customers, divided by total number of shipped items in a given period.

	For the 13 weeks ended		For the 39 weeks ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Average Keep Rate	82.6%	68.5%	74.9%	69.4%

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. This non-GAAP financial measure may be different than similarly titled measures used by other companies.

Our non-GAAP financial measure should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
●	Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
●	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
●	Adjusted EBITDA does not reflect certain non-routine items that may represent a reduction in cash available to us; and
●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the section titled “Unaudited Reconciliation of Net Loss to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)”, included at the end of this release.

Unaudited Reconciliation of Net Loss to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)

We define adjusted EBITDA as net loss excluding interest income, other (income) expense, net, provision for income taxes, depreciation and amortization, and equity-based compensation expense. The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

	For the 13 weeks ended		For the 39 weeks ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net loss	$(1,925,951)	$(2,438,330)	$(5,905,688)	$(5,821,071)
Add (deduct)
Interest expense	22,117	21,885	71,722	51,485
Other expense	-	-	-	(286,795)
Depreciation and amortization	12,503	7,670	35,616	19,989
Equity-based compensation	280,543	303,980	838,972	1,355,068
Adjusted EBITDA	$(1,610,788)	$(2,104,795)	$(4,959,378)	$(4,681,324)

Earnings Call Information:

Today at 4:30pm ET, the Company will host a live teleconference call that is accessible over the internet at the Company’s website, https://investor.kidpik.com and additionally by dialing at 1-833-816-1388 or at 1-412-317-0481 for international callers.

A replay of the conference call will be available approximately two hours after the conclusion of the call on the investor relations section of the KIDPIK website at https://investor.kidpik.com or by dialing 1-844-512-2921, or 1-412-317-6671, internationally, with the Replay Pin Number:10184290. The replay will be available until November 28, 2023.

About Kidpik Corp.

Founded in 2016, KIDPIK (NASDAQ:PIK) is an online clothing subscription box for kids, offering mix & match, expertly styled outfits that are curated based on each member’s style preferences. KIDPIK delivers a surprise box monthly or seasonally, providing an effortless shopping experience for parents and a fun discovery for kids. Each seasonal collection is designed in-house by a team with decades of experience designing childrenswear. KIDPIK combines the expertise of fashion stylists with proprietary data and technology to translate kids’ unique style preferences into surprise boxes of curated outfits. We also sell our branded clothing and footwear through our e-commerce website, shop.kidpik.com. For more information, visit www.kidpik.com.

Forward-Looking Statements

This press release may contain statements that constitute “forward-looking statements” within the federal securities laws, including The Private Securities Litigation Reform Act of 1995, which provide a safe-harbor for forward-looking statements. In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of such laws, and are subject to the safe harbor created by such applicable laws. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of KIDPIK to be materially different than those expressed or implied in such statements. The forward-looking statements may include projections and estimates of KIDPIK’s corporate strategies, future operations and plans, including the costs thereof. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including our ability to meet Nasdaq’s minimum bid price requirement; our ability to maintain the listing of our common stock on Nasdaq; our ability to obtain additional funding, the terms of such funding and potential dilution caused thereby; the continuing effect of rising interest rates and inflation on our operations, sales, and market for our products; deterioration of the global economic environment; rising interest rates and inflation and our ability to control our costs, including employee wages and benefits and other operating expenses; our history of losses; the review and evaluation of potential strategic transactions and their impact on stockholder value; the process by which the Company engages in evaluation of strategic transactions; the outcome of potential future strategic transactions and the terms thereof; our ability to achieve profitability; our ability to execute our growth strategy and scale our operations and risks associated with such growth; our ability to maintain current members and customers and grow our members and customers; risks associated with the effect of global pandemics, and governmental responses thereto on our operations, those of our vendors, our customers and members and the economy in general; risks associated with our supply chain and third-party service providers, interruptions in the supply of raw materials and merchandise; increased costs of raw materials, products and shipping costs due to inflation; disruptions at our warehouse facility and/or of our data or information services, our ability to locate new warehouse and distribution facilities and the lease terms of any such facility; issues affecting our shipping providers; disruptions to the internet; risks that effect our ability to successfully market our products to key demographics; the effect of data security breaches, malicious code and/or hackers; increased competition and our ability to maintain and strengthen our brand name; changes in consumer tastes and preferences and changing fashion trends; material changes and/or terminations of our relationships with key vendors; significant product returns from customers, excess inventory and our ability to manage our inventory; the effect of trade restrictions and tariffs, increased costs associated therewith and/or decreased availability of products; our ability to innovate, expand our offerings and compete against competitors which may have greater resources; certain anti-dilutive, drag-along and tag-along rights which may be deemed to be held by a former minority stockholder; our significant reliance on related party transactions and loans; the fact that our Chief Executive Officer has majority voting control over the Company; if the use of “cookie” tracking technologies is further restricted, regulated, or blocked, or if changes in technology cause cookies to become less reliable or acceptable as a means of tracking consumer behavior; our ability to comply with the covenants of future loan and lending agreements and covenants; our ability to prevent credit card and payment fraud; the risk of unauthorized access to confidential information; our ability to protect our intellectual property and trade secrets, claims from third-parties that we have violated their intellectual property or trade secrets and potential lawsuits in connection therewith; our ability to comply with changing regulations and laws, penalties associated with any non-compliance (inadvertent or otherwise), the effect of new laws or regulations, and our ability to comply with such new laws or regulations; changes in tax rates; our reliance and retention of our current management; the outcome of future lawsuits, litigation, regulatory matters or claims; the fact that we have a limited operating history; the effect of future acquisitions on our operations and expenses; our significant indebtedness; and others that are included from time to time in filings made by KIDPIK with the Securities and Exchange Commission, many of which are beyond our control, including, but not limited to, in the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission, including, but not limited to its Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. These reports are available at www.sec.gov and on our website at https://investor.kidpik.com/sec-filings. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on KIDPIK’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. KIDPIK cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws and take no obligation to update or correct information prepared by third parties that is not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contacts

Investor Relations Contact:

ir@kidpik.com

Media:

press@kidpik.com